UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported):  June 4, 2008 (June 3, 2008)

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)

6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 3, 2008, INX Inc. (“the Company”) entered into an amendment to the Castle Pines Capital LLC (“CPC”) senior credit facility (“Amendment”) to increase the maximum aggregate line of credit to $60 million from $50 million.  The CPC senior credit facility is used primarily for inventory financing and working capital requirements.  The Amendment also modified a financial covenant.  The Amendment filed as Exhibit 10.1 to this Form 8-K by and among INX Inc., Select, Inc. and Castle Pines LLC was announced in the Company’s press release dated June 4, 2008, filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

10.1	Amendment to Amended and Restated Credit Agreement by and among INX Inc., Select, Inc., and Castle Pines Capital LLC

99.1	Press Release issued June 4, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2008	INX Inc.

	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Amended and Restated Credit Agreement by and among INX Inc., Select, Inc., and Castle Pines Capital LLC

99.1	Press Release issued June 4, 2008